UNDERWRITING AGREEMENT
                             ----------------------

     THIS AGREEMENT is made as of August 19, 2003, by and between Memorial Funds (the "Trust"), a Delaware Business Trust, and Citco-Quaker Fund Distributors, Inc., a Delaware corporation ("Underwriter").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized by its Certificate of Trust and Trust Instrument to issue separate Funds of shares representing interests in separate investment portfolios (the "Funds"), and

     WHEREAS, The Trust has authorized the issuance of shares of beneficial interest ("Shares") in the Funds which are identified on Exhibit A attached hereto, and

     WHEREAS, Underwriter is a broker-dealer registered with the Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc., (the "NASD"); and

     NOW, THEREFORE, in consideration of the promises and agreements of the parties contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. APPOINTMENT. The Trust hereby appoints Underwriter as exclusive agent for the distribution of Shares of the Funds listed in Exhibit A hereto which may be amended from time to time by mutual agreement of the Trust and Underwriter, and Underwriter hereby accepts such appointment under the terms of this Agreement,

     Notwithstanding any other provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares of any Fund whenever, in its sole discretion, it deems such action to be desirable.

2.   SALE AND REPURCHASE OF SHARES.

     (a) Underwriter, as agent for the Trust, will sell Shares to the public against orders therefor at the public offering price, all such sales to comply with the provisions of the 1940 Act and the rules and regulations of the Securities and Exchange Commission and other applicable regulatory authorities promulgated thereunder.

     (b) Underwriter will also have the right to take, as agent for the Trust, all actions, which, in Underwriter's judgment, are reasonably necessary and proper to carry into effect the distribution of the Shares, but at no time shall have the authority to bind Fund assets or settle Trust disputes.

     (c) The net asset value of the Shares of each Fund (or Class of Shares of a Fund) shall be determined in the manner provided in the Trust's then current Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Fund (or each Class of Shares of a Fund) shall be calculated by the Trust or by another entity on behalf of the Trust. Underwriter shall have no duty to inquire into nor shall it have any liability for the accuracy of the net asset value per share as calculated.

          On every sale of Shares, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the first business day following the date on which Underwriter shall have received an order for the purchase of the Shares.

     (d) Upon receipt of purchase instructions, Underwriter will transmit such instructions to the Trust or its transfer agent for registration of the Shares purchased.

     (e) Nothing in this Agreement shall prevent Underwriter or any affiliated person (as defined in the 1940 Act) of Underwriter from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Underwriter or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others for whom it or they may be acting; provided, however, that Underwriter expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement or applicable law.

     (f) Underwriter, as agent of the Trust and for the account of the Fund(s), may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Trust's then current Registration Statement. All accounts shall be handled in an appropriate manner and at all times in accordance with the procedures and forms set forth in the respective prospectus. At the end of each business day, the Underwriter shall notify the Trust and the Trust's transfer agent of the number of Shares redeemed for each Fund, and the identity of the shareholders or dealers offering Shares for repurchase. Upon such notice and acceptance by the Trust, the Trust shall pay the Underwriter the net asset value of the redeemed shares in cash or in the form of a credit against monies due the Trust from the Underwriter as proceeds from the sale of Shares. The Trust reserves the right to suspend such repurchase right upon written notice to the Underwriter. The Underwriter further agrees to act as agent for the Trust to receive and transmit promptly to the Trust's transfer agent, shareholder and dealer requests for redemption of Shares in the Porfolio(s).

3. SALES OF SHARES BY THE TRUST. The Trust reserves the right to issue or sell Shares of the Fund(s) directly to the public at any time.

4. BASIS OF SALE OF SHARES. Underwriter does not agree to sell any specific number of Shares. Underwriter, as agent for the Trust, undertakes to sell Shares of the Fund(s) on a best effort basis only against orders therefor.

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

5.   COMPLIANCE WITH NASD AND GOVERNMENT RULES.

     (a) Underwriter will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it sells Shares of the Fund(s).

     (b) The Trust agrees to furnish to the Underwriter sufficient copies of any agreements, plans or other materials it intends to use in connection with sales of Shares in adequate time for the Underwriter to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared.

     (c) Underwriter, at its own expense, will qualify as dealer, broker, or otherwise, under all applicable State or federal laws in order that Shares may be sold in such States as may be mutually agreed upon by the parties, except for expenses described in Section 7 hereto, which will be paid by the Trust or the Adviser to the Trust, as appropriate.

     (d) Underwriter shall not make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the Trust's then current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the Trust's then effective prospectus and statement of additional information and any such printed supplemental information will be supplied to Underwriter in reasonable quantities upon request.

6. RECORDS TO BE SUPPLIED BY TRUST. The Trust shall furnish to Underwriter copies of all information, financial statements and other papers which Underwriter may reasonably request for use in connection with the distribution of Shares of the Fund(s).

7.   EXPENSES TO BE BORNE BY TRUST. The Trust will bear the following expenses:

     (a) preparation, setting in type, and printing of sufficient copies of the prospectus and statement of additional information for distribution to shareholders, and the distribution to shareholders of the prospectus and statement of additional information;

     (b)  preparation,   printing   and   distribution   of  reports  and  other
          communications to shareholders;

     (c)  registration of the Shares under the federal securities law;

     (d) qualification of the Shares for sale in the jurisdictions designated by Trust and Underwriter;

     (e)  maintaining facilities for the issue and transfer of the Shares;

     (f) supplying information, prices and other data to be furnished by the Trust under this Agreement; and

     (g) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares of certificates therefor.

8.   INDEMNIFICATION.

     (a) The Trust agrees to indemnify, defend and hold the Underwriter, its officers, and Trustees, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), free and harmless from and against any and all claims, demands or liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter, its officers, Trustees or any such controlling persons may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Trust's Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Underwriter to the Trust for use in the Registration Statement. The Underwriter agrees to comply with all of the applicable terms and provisions of the 1934 Act.

     (b) The Underwriter agrees to indemnify, defend, and hold the Trust, its officers, Trustees, employees shareholders and agents, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act of Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Trustees, officers, employees, shareholders and agents, or any such controlling person may incur under the 1933 Act, the 1934 Act or under common law or otherwise arising out of or based upon Underwriter's failure to comply with its regulatory obligations in connection with the offering of shares, any untrue statement of a material fact contained in information furnished in writing by the Underwriter to the Trust for use in the Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading.

     (c) A party seeking indemnification hereunder (the "Indemnitee") shall give prompt written notice to the party from whom indemnification is sought ("Indemnitor") of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Agreement and such defense shall be conducted by counsel chosen by the

          Indemnitor and satisfactory to the Indemnitee; provided, however, that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor ("conflict of interest"), the Indemnitor shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor.

     (d) It is understood that indemnification may be limited by interpretations under the 1933 Act, 1934 Act and other laws. It is also understood that the obligation to indemnify pursuant to this section does not extend to situations where the Indemnitee has been found to or has engaged in wrongful conduct.

9 TERMINATION AND AMENDMENT OF THIS AGREEMENT. This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment. This Agreement may be amended only if such amendment is approved (i) by Underwriter, (ii) either by action of the Board of Trustees of the Trust or at a meeting of the Shareholders of the Trust by the affirmative vote of a majority of the outstanding Shares, and (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval. Either the Trust or Underwriter may terminate this Agreement at any time on thirty (30) days' written notice delivered via facsimile or overnight courier or mailed by registered mail, postage prepaid, to the other party.

10. EFFECTIVE PERIOD OF THIS AGREEMENT. Unless terminated automatically as set forth in Section 10 of this Agreement, this Agreement shall take effect upon its execution and shall remain in full force and effect for a period of three(3) years from that date, and shall remain in full force and effect from year to year thereafter, subject to annual approval (i) by Underwriter, (ii) by the Board of Trustees of the Trust or by vote of a majority of the outstanding Shares, and in either case (iii) by a majority of the Trustees of the Trust who are not interested persons of the Trust or of Underwriter, by vote cast in person at a meeting called for the purpose of voting on such approval.

11. LIMITATION OF TRUST'S LIABILITY. The Term "Memorial Trusts" means and refers to the Trustees and officers from time to time serving under the Trust's Articles of Incorporation and by-laws as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, Shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the property of the Trust, as provided in Trust's Master Trust Agreement and by-laws. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such Trustees, nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the property of the Trust as provided in its Master Trust Agreement. A copy of the Certificate of Trust of the Trust is on file with the Secretary of State of Delaware.

12. SUCCESSOR INVESTMENT COMPANY. Unless this Agreement has been terminated in accordance with Paragraph 10, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of a reorganization, recapitalization or change of domicile.

13. SEVERABILITY. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall remain in full force and effect.

14.  QUESTIONS OF INTERPRETATION.

     (a)  This Agreement shall be governed by the laws of the State of Delaware.

     (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1933 Act, 1934 Act or 1940 Acts shall be resolved by reference to such term or provision of these Acts and interpretation thereof, if any, by the United States courts; or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of these Acts, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

15. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that for this purpose the address of the Trust is 6550 Directors Parkway, Abilene, Texas, 79606,
     Attn: Carl C. Peterson, and of the Underwriter shall be 1288 Valley Forge Road, Suite 88, Valley Forge, PA 19482, Attn: Mr. Kenneth Faith.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17. BINDING EFFECT. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

18. FORCE MAJEURE. If a party shall be delayed in the performance of its services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time, subject to restrictions and requirements of performance as may be established by federal or state law.

19. COMPENSATION. The Trust shall pay for the services to be provided by Underwriter under this Agreement in accordance with, and in the manner set forth in, Schedule B attached hereto, as such Schedule B may be amended from time to time by agreement of the parties.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Underwriter's compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Underwriter's compensation for the preceding month shall be made promptly.

     IN WITNESS WHEREOF, the Trust and Underwriter have each caused this Agreement to be signed on its behalf, all as of the day and year first above written.

ATTEST:                                 MEMORIAL FUNDS

/S/Paul B. Ordonio                          /S/Carl C. Peterson
                                        By:
----------------------------------         ---------------------------------
Name: Paul B. Ordonio, Esq.                 Name: Carl C. Peterson
Title: Secretary                            Title: President

ATTEST                                  CITCO-QUAKER FUND DISTRIBUTORS, INC.

/S/Maria R. McGary                          /S/Kenneth A. Faith
                                        By:
----------------------------------         ---------------------------------
Name:                                       Name: Kenneth Faith
Title:                                      Title: Chief Operation Officer

                             UNDERWRITING AGREEMENT
                             ----------------------

                                    EXHIBIT A

     The following Funds and share classes thereof are hereby made subject to the underwriting Agreement dated August 19, 2003, with Citco-Quaker Fund Distributors, Inc. ("Underwriter") and Memorial Funds (the "Trust"), and each agree to be bound by all the terms and conditions contained in said Agreement:

--------------------------------------------------------------------------------

FUNDS                                            CLASS A     CLASS B     NO-LOAD

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Government Bond Fund                                                        X
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Growth Equity Fund                                                          X
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Value Equity Fund                                                           X
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                             UNDERWRITING AGREEMENT
                             ----------------------

                                    EXHIBIT B

     The following fees are hereby made subject to the underwriting Agreement dated August 19, 2003, with Citco-Quaker Fund Distributors, Inc. ("Underwriter") and Memorial Funds (the "Trust"), and each agree to be bound by all the terms and conditions contained in said Agreement:

Underwriter shall receive an annual fee of $5,000 as full compensation for underwriting services provided for Funds of the Trust. Should the Trust determine to offer load shares or to use a 12b-1 fee to enhance distribution options, the Parties will renegotiate the compensation due to underwriter.